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EXHIBIT 21.1 - SUBSIDIARIES


NAME                                                          JURISDICTION
----                                                          ------------
The Offshore Drilling Company                                   Delaware
TODCO Mexico Inc.                                               Delaware
Servicios TODCO S. de R.L. de C.V.                              Mexico
TODCO Management Services Inc. LLC                              Delaware
Cliffs Drilling Company                                         Delaware
Todco Trinidad Ltd.                                             Cayman Islands
Cliffs Drilling Trinidad LLC                                    Delaware
Cliffs Drilling (Barbados) Holdings SRL                         Barbados
Cliffs Drilling (Barbados) SRL                                  Barbados
Cliffs Drilling Trinidad Offshore Limited                       Trinidad
Servicios Integrados Petroleros C.C.I. S.A. (66%)               Venezuela


All subsidiaries 100% unless otherwise noted